                                                                   EXHIBIT 10.51



                               EXCHANGE AGREEMENT

                         DATED AS OF SEPTEMBER 4, 1996

                                  BY AND AMONG


                          READING ENTERTAINMENT, INC.
                                READING COMPANY
                               CRAIG CORPORATION
                             CRAIG MANAGEMENT, INC.
                          CITADEL HOLDING CORPORATION
                                      AND
                        CITADEL ACQUISITION CORP., INC.

                               TABLE OF CONTENTS
                               -----------------


                                                                           Page

1.   DEFINITIONS...........................................................   1

2.   EXCHANGE..............................................................   4
     2.1   Assets to be Exchanged by Craig.................................   4
     2.2   Assets to be Exchanged by CMI...................................   4
     2.3   Assets to be Transferred by CAC.................................   4
     2.4   Assets to be Exchanged by Reading Entertainment and Citadel.....   4
     2.5   Instruments of Conveyance and Transfer..........................   4
     2.6   Closing.........................................................   4
     2.7   Dividends.......................................................   4

3.   REPRESENTATIONS AND WARRANTIES OF READING AND
     READING ENTERTAINMENT.................................................   5
     3.1   Organization and Authorization..................................   5
     3.2   Non-Contravention...............................................   5
     3.3   Capital Stock...................................................   5
     3.4   SEC Reports.....................................................   7
     3.5   No Adverse Changes..............................................   7
     3.6   Approvals.......................................................   8
     3.7   Litigation......................................................   8
     3.8   Regulatory Compliance...........................................   8
     3.9   Brokers.........................................................   8
     3.10  Accuracy of Information Furnished...............................   8
     3.11  Investment Representation.......................................   8
     3.12  Title to Assets.................................................   9
     3.13  Further Investment Representation...............................   9

4.   REPRESENTATIONS AND WARRANTIES OF CRAIG AND CMI.......................  10
     4.1   Organization and Authorization..................................  10
     4.2   Non-Contravention...............................................  10
     4.3   Approvals.......................................................  11
     4.4   Interest in Reading International...............................  11
     4.5   Title to Assets.................................................  11
     4.6   Accuracy of Information Furnished...............................  11
     4.7   Securities Law Compliance.......................................  11
     4.8   Brokers.........................................................  12
     4.9   Stater Financial Condition......................................  12
     4.10  Investment Representation.......................................  12
     4.11  CMI.............................................................  12

5.   REPRESENTATIONS AND WARRANTIES OF CITADEL AND CAC.....................  13
     5.1   Organization and Authorization..................................  13
     5.2   Non-Contravention...............................................  13
     5.3   Approvals.......................................................  13
     5.4   Accuracy of Information Furnished...............................  13
     5.5   Securities Law Compliance.......................................  14

     5.6   Brokers.........................................................  14
     5.7   Investment Representation.......................................  14
     5.8   Independent Continuing Directors................................  15
     5.9   Capital Stock...................................................  15

6.   SHAREHOLDER APPROVAL; PROXY AND REGISTRATION FILINGS..................  15
     6.1   Shareholder Approval............................................  15
     6.2   Proxy Statement and Registration Statement......................  15

7.   COVENANTS.............................................................  16
     7.1   Covenants of Craig, CMI, Citadel and CAC........................  16
     7.2   Covenants of Reading and Reading Entertainment..................  17
     7.3   Access..........................................................  18
     7.4   Citadel Contributions...........................................  18

8.   CONDITIONS............................................................  18
     8.1   Conditions Precedent to the Obligations of All Parties..........  18
     8.2   Additional Conditions Precedent to the Obligations of Reading
           and Reading Entertainment.......................................  19
     8.3   Additional Conditions Precedent to the Obligations of Craig
           and CMI.........................................................  20
     8.4   Additional Conditions Precedent to the Obligations of CAC and
           Citadel.........................................................  21

9.   TERMINATION...........................................................  23
     9.1   Termination.....................................................  23
     9.2   Written Notice..................................................  23
     9.3   Effect of Termination...........................................  23

10.  GENERAL PROVISIONS....................................................  23
     10.1  Survival of Representations and Warranties......................  23
     10.2  Notices.........................................................  23
     10.3  Amendment and Waiver............................................  24
     10.4  Counterparts....................................................  25
     10.5  Assignability...................................................  25
     10.6  Entire Agreement................................................  25
     10.7  Applicable Law..................................................  25
     10.8  Headings........................................................  25
     10.9  Costs and Expenses..............................................  25

Exhibit 1    -    Certificate of Designations, Preferences, and Rights of Series
                  A Voting Cumulative Convertible Preferred Stock and Series B
                  Voting Cumulative Convertible Preferred Stock of Reading
                  Entertainment, Inc.

Exhibit 5.9    -    Certificate of Designation of the Series B 3% Cumulative
                    Voting Convertible Preferred Stock of Citadel Holding
                    Corporation.

Exhibit 8.4(e) -    Asset Put and Registration Rights Agreement

                               EXCHANGE AGREEMENT

       This Exchange Agreement (the "Agreement") is made and entered into as of this 4th day of September, 1996 by and among Reading Entertainment, Inc., a Delaware corporation ("Reading Entertainment"), Reading Company, a Pennsylvania corporation ("Reading"), Craig Corporation, a Delaware corporation ("Craig"), Craig Management, Inc., a California corporation ("CMI"), Citadel Holding Corporation, a Delaware corporation ("Citadel"), and Citadel Acquisition Corp., Inc., a Delaware corporation ("CAC"), with reference to the following:

       A. Reading and Reading Entertainment desire that Reading Entertainment exchange its securities for assets, including cash, as described herein, for the purpose of enhancing its capitalization to further the development and expansion of its Beyond-the-Home Entertainment business.

       B. Craig currently participates with Reading in its Beyond-the-Home Entertainment business and Craig desires to broaden its participation in Reading's Beyond-the-Home Entertainment business by acquiring a further equity interest in Reading Entertainment.

       C. Citadel, which as a result of a recapitalization of its principal asset in 1994, has assets currently consisting of cash and certain illiquid assets, desires to deploy a portion of its available liquid assets in Reading's Beyond-the-Home Entertainment business by acquiring an equity interest in Reading Entertainment.

       D. The parties hereto intend that the transaction qualify for nonrecognition treatment as an exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

       E. Prior to the exchange transaction described herein Reading Entertainment intends to form a wholly owned subsidiary ("Entertainment Subsidiary"), and Entertainment Subsidiary shall be merged into Reading in a transaction qualifying as a reorganization under Section 368(a)(1)(A) of the Code, with each holder of Reading Class A Common Stock and Reading Common Stock receiving shares of Reading Entertainment Common Stock (the "Reorganization").

       NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth herein the parties hereto agree as follows:

1.     DEFINITIONS

       For purposes of this Agreement the following terms shall have the meanings set forth:

       "Asset Put" shall have the meaning set forth in the Option Agreement.

       "CAC" shall have the meaning set forth in the preface to this Agreement. CAC is a wholly owned subsidiary of Citadel.

       "Certificate of Designations" shall have the meaning set forth in
Section 3.3(a) of this Agreement.

                                      1.

       "Citadel" shall have the meaning set forth in the preface to this Agreement.

       "Citadel Certificate of Designation" shall have the meaning set forth in
Section 5.9 of this Agreement.

       "Citadel Common Stock" shall mean the Common Stock of Citadel.

       "Citadel Preferred Stock" shall mean the 3% Cumulative Voting Convertible Preferred Stock of Citadel, stated value $3.95 per share.

       "Closing" and "Closing Date" shall have the meanings set forth in
Section 2.6 of this Agreement.

       "CMI" shall have the meaning set forth in the preface to this Agreement. CMI is a wholly owned subsidiary of Craig.

       "Code" shall have the meaning set forth in the preface to this Agreement.

       "Craig" shall have the meaning set forth in the preface to this Agreement.

       "Entertainment Subsidiary" shall have the meaning set forth in the preface to this Agreement.

       "Exchange" refers to and means the exchange of assets for Reading Entertainment Preferred Stock described in Sections 2.1, 2.2 and 2.3 to this Agreement.

       "LLC Agreement" shall have the meaning set forth in Section 4.4 to this Agreement.

       "Option Agreement" shall have the meaning set forth in Section 8.4(e) to this Agreement.

       "Original Citadel Certificate of Designation" shall mean the Certificate of Designation of the Citadel Preferred Stock.

       "Prospectus" shall have the meaning set forth in Section 6.2(c) of this Agreement.

       "Proxy Statement" shall have the meaning set forth in Section 6.2(a) of this Agreement.

       "Reading" shall have the meaning set forth in the preface to this Agreement.

       "Reading Class A Common Stock" shall mean the Class A Common Stock of Reading.

       "Reading Common Stock" shall mean the Common Stock of Reading.

       "Reading Entertainment" shall have the meaning set forth in the preface to this Agreement.

       "Reading Entertainment Common Stock" shall mean the $0.001 par value Common Stock of Reading Entertainment.

                                      2.

       "Reading Entertainment Preferred Stock" shall mean the Reading Entertainment Series A Preferred Stock and the Reading Entertainment Series B Preferred Stock, collectively.

       "Reading Entertainment Series A Preferred Stock" shall mean the Series A Voting Cumulative Convertible Preferred Stock of Reading Entertainment, $100 stated value per share, having the rights, preferences and privileges set forth in Exhibit 1 to this Agreement.

       "Reading Entertainment Series B Preferred Stock" shall mean the Series B Voting Cumulative Convertible Preferred Stock of Reading Entertainment, $100 stated value per share, having the rights, preferences and privileges set forth in Exhibit 1 to this Agreement.

       "Reading Holdings" shall mean Reading Holdings, Inc., a Delaware corporation. Reading Holdings is a wholly owned subsidiary of Reading.

       "Reading International" shall mean Reading International Cinemas LLC, a Delaware limited liability company. Reading International is owned equally by Craig and Reading Investment.

       "Reading Investment" shall mean Reading Investment Company, Inc., a Delaware corporation. Reading Investment is an indirect wholly owned subsidiary of Reading.

       "Reading SEC Reports" shall have the meaning set forth in Section 3.4 of this Agreement.

       "Reading's Stock Option Plans" shall mean the 1982 Incentive Stock Option Plan, the 1982 Non-qualified Option Plan and the 1992 Non-qualified Stock Option Plan.

       "Reading Shareholders" shall have the meaning set forth in Section 6.1 of this Agreement.

       "Registration Statement" shall have the meaning set forth in
Section 6.2(c) of this Agreement.

       "Reorganization" shall have the meaning set forth in the preface to this Agreement.

       "Securities Act" shall mean the Securities Act of 1933, as amended.

       "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       "SEC" shall mean the Securities and Exchange Commission.

       "Series B Citadel Preferred Stock" shall mean the Series B 3% Cumulative Voting Convertible Preferred Stock of Citadel, stated value $3.95 per share.

       "Stater" shall mean Stater Bros. Holdings Inc., a Delaware corporation.

       "Stater Preferred Stock" shall mean the Series B Preferred Stock of
Stater.

                                      3.

2.     EXCHANGE

       2.1    Assets to be Exchanged by Craig. Subject to the terms and
              -------------------------------
conditions of this Agreement, at the Closing, Craig shall deliver to Reading Entertainment all of Craig's right, title and interest in and to (i) its ownership interest in Reading International and (ii) its 1,329,114 shares of Citadel Preferred Stock, in exchange for 125,098 shares of Reading Entertainment Series B Preferred Stock and 563,210 shares of Reading Entertainment Common Stock.

       2.2    Assets to be Exchanged by CMI. Subject to the terms and conditions
              -----------------------------
of this Agreement, at the Closing, CMI shall deliver to Reading Entertainment all of CMI's right, title and interest in and to 693,650 shares of Stater Preferred Stock in exchange for 424,902 shares of Reading Entertainment Series B Preferred Stock and 1,912,980 shares of Reading Entertainment Common Stock.

       2.3    Assets to be Transferred by CAC. Subject to the terms and
              -------------------------------
conditions of this Agreement, at the Closing, CAC shall purchase from Reading Entertainment 70,000 shares of Reading Entertainment Series A Preferred Stock, for an aggregate cash purchase price of $7.0 million, by wire transfer of immediately available funds.

       2.4    Assets to be Exchanged by Reading Entertainment and Citadel.
              -----------------------------------------------------------
Subject to the terms and conditions of this Agreement, at the Closing, Reading Entertainment shall deliver to Citadel all of Reading Entertainment's right, title and interest in and to the 1,329,114 shares of Citadel Preferred Stock which Craig shall have delivered to Reading Entertainment pursuant to
Section 2.1 above, in exchange for 1,329,114 shares of Series B Citadel Preferred Stock. Upon such exchange, the 1,329,114 shares of Citadel Preferred Stock shall be cancelled by Citadel.

       2.5    Instruments of Conveyance and Transfer. The conveyance, transfer
              --------------------------------------
and delivery to Reading Entertainment of the assets being exchanged by Craig and CMI as herein provided, shall be effected by such stock powers, assignments, bills of sale, checks and other instruments of transfer and conveyance as shall be in form reasonably acceptable to Reading Entertainment.

       2.6    Closing. Subject to the conditions set forth in Article 8, unless
              -------
this Agreement shall have been terminated as provided in Article 9, the consummation of the transactions described in Sections 2.1, 2.2, 2.3 and 2.4 above (the "Closing") shall take place at the offices of Duane, Morris & Heckscher, 1201 Market Street, Suite 1500, Wilmington, Delaware 19801-0195, on the day of the meeting of shareholders of Reading described in Article 6 of this Agreement, or as soon thereafter as is practicable (the "Closing Date").

       2.7    Dividends. At the Closing, Reading Entertainment shall pay to
              ---------
Craig, by certified or cashiers check, any and all accrued but unpaid dividends with respect to the Citadel Preferred Stock and shall pay to CMI, by certified or cashiers check, any and all accrued but unpaid dividends with respect to the Stater Preferred Stock (in each case, excluding dividends which have been declared and are payable to holders of record on a date prior to the Closing
Date).

                                      4.

3.     REPRESENTATIONS AND WARRANTIES OF READING AND READING ENTERTAINMENT

       Reading and Reading Entertainment hereby jointly and severally represent and warrant to Craig, CMI, Citadel and CAC as follows:

       3.1    Organization and Authorization.  Reading and Reading Entertainment
              ------------------------------
are corporations duly organized, validly existing and in good standing under the laws of the States of Pennsylvania and Delaware, respectively, and each has full corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted. Reading and Reading Entertainment are each duly qualified to do business and are in good standing in each jurisdiction in which the nature of its or their business or character of its or their properties requires such qualification and where the failure to be so qualified would materially and adversely affect either corporation or its or their business, properties or rights. Reading and Reading Entertainment have delivered to Craig and Citadel complete and correct copies of their Articles of Incorporation and Certificate of Incorporation, respectively, and their By-Laws, as amended and in effect on the date of this Agreement. Reading and Reading Entertainment each have all requisite corporate power to execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by Reading and Reading Entertainment, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by the Boards of Directors of Reading and Reading Entertainment, subject only to obtaining shareholder approval of the Reading Shareholders. This Agreement has been duly executed and delivered by Reading and Reading Entertainment and constitutes a valid and binding agreement of Reading and Reading Entertainment, enforceable in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, rehabilitation, moratorium and similar laws now or hereafter in effect relating to creditor's rights generally or by general equitable principles.

       3.2    Non-Contravention. The execution and delivery of this Agreement do
              -----------------
not and the consummation of the transactions contemplated hereby will not
(a) violate the Articles of Incorporation or By-laws of Reading or the Certificate of Incorporation or By-Laws of Reading Entertainment, (b) violate any material provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any material obligation under any material mortgage, lease, agreement, judgment or decree, to which either Reading or Reading Entertainment is a party or by which either is bound, (c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance on any property of Reading or Reading Entertainment, or (d) to the knowledge of either Reading or Reading Entertainment, violate or conflict with any law, ordinance or rule to which either is subject.

       3.3    Capital Stock.
              -------------

              (a) The authorized and outstanding capital stock of Reading is as set forth in the Reading SEC Reports (subject only to changes in the outstanding Reading Class A Common Stock which may occur through the Closing solely from the exercise of options granted pursuant to Reading's Stock Option Plans or the exchange of shares of Reading Common Stock for shares of Reading Class A Common Stock) and the outstanding capital stock of Reading Entertainment will at the Closing consist solely of Reading Entertainment

                                      5.

Common Stock, of which not more than 4,973,175 shares will be issued and outstanding (plus any shares which may be issued and outstanding as a result of the exercise of options granted pursuant to Reading's Stock Option Plans and the shares of Reading Entertainment Common Stock and Reading Entertainment Preferred Stock to be issued hereunder). All of such issued and outstanding shares of capital stock are validly issued and outstanding, fully paid and nonassessable. The shares of Reading Entertainment Preferred Stock and Reading Entertainment Common Stock to be issued pursuant to this Agreement have been duly authorized, and, when issued and paid for pursuant to the terms hereof, will be validly issued, fully paid and non-assessable and will be entitled to all the rights, preferences and privileges set forth in the Certificate of Designations, Preferences and Rights of Series A Voting Cumulative Convertible Preferred Stock and Series B Voting Cumulative Convertible Preferred Stock of Reading Entertainment, Inc. (the "Certificate of Designations"), attached as Exhibit 1 hereto. The shares of Reading Entertainment Common Stock issuable upon conversion of the Reading Entertainment Preferred Stock have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered on such conversion in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable. The certificates representing the shares of Reading Entertainment Preferred Stock and Reading Entertainment Common Stock to be issued pursuant to this Agreement will be in due and proper form. All corporate action required to be taken for the authorization and issuance of the Reading Entertainment Preferred Stock and the Reading Entertainment Common Stock to be issued pursuant to this Agreement has been duly and validly taken. At or prior to the Closing, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware.

              (b) Except as described herein and in the Reading SEC Reports, there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever obligating either Reading or Reading Entertainment to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of either Reading or Reading Entertainment or obligating either Reading or Reading Entertainment to grant, extend or enter into any such agreement or commitment. The shareholders of Reading and Reading Entertainment do not have any preemptive rights or other rights to subscribe for additional shares of Reading or Reading Entertainment, and no preemptive or similar rights will arise as a result of the transactions contemplated by this Agreement. Except as set forth in the Reading SEC Reports, there are no voting trusts, voting agreements, irrevocable proxies or other agreements to which either Reading or Reading Entertainment is a party, or of which either Reading or Reading Entertainment has knowledge, in effect relating to the voting or transfer of any shares of Reading or Reading Entertainment capital stock.

              (c) Upon acquisition of the Reading Entertainment Series A Preferred Stock pursuant to Section 2.3 of this Agreement, CAC will not be prohibited or otherwise limited in any manner, including without limitation under Delaware General Corporation Law Section 160(a), from voting in all respects its shares of Reading Entertainment Series A Preferred Stock in accordance with the Certificate of Incorporation of Reading Entertainment, except that no such representation or warranty is given with respect to such shares of Reading Entertainment Series A Preferred Stock, if any, as are required by generally accepted accounting principles to be reflected on the financial statements of Reading Entertainment as a reciprocal stockholding.

                                      6.

       3.4    SEC Reports. All reports required to be filed by Reading with the
              -----------
SEC since December 1, 1995 (the "Reading SEC Reports") are in compliance in all material respects with the respective report forms and were complete and correct in all material respects as of the date on which the information was furnished. As of the date each Reading SEC Report was filed with the SEC, such Reading SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. The financial statements of Reading contained in the Reading
SEC Reports were prepared in accordance with the books and records of Reading and were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial condition of Reading as of the respective dates indicated therein and the results of operations and changes in financial position for the periods so indicated.

       3.5    No Adverse Changes. Except as set forth in the Reading SEC
              ------------------
Reports, since March 31, 1996, Reading has conducted its business only in the ordinary course, there has not been any material adverse change in the business, financial condition, assets, liabilities, properties or business operations of Reading or Reading Entertainment, and, except as contemplated by the Reorganization or this Agreement, neither Reading nor Reading Entertainment has:

              (a) issued or sold any stock, notes, bonds or other securities, or any option to purchase the same, or entered into any agreement with respect thereto, except the issuance of Reading Class A Common Stock upon the exercise of options granted under Reading's Stock Option Plans or the issuance of Reading Class A Common Stock in exchange for Reading Common Stock;

              (b) declared, set aside or made any dividend or other distribution on capital stock or redeemed, purchased or acquired any shares thereof or entered into any agreement in effect to the foregoing;

              (c)   amended its Articles of Incorporation or By-Laws;

              (d) other than in the ordinary course of business, purchased, sold, assigned or transferred any material tangible assets (except for an interest in the Angelika Film Center as to which Reading Investment has entered into a binding contract of purchase) or any material license, franchise or other intangible asset; except as disclosed in the SEC Reports, mortgaged, pledged, granted or suffered to exist any lien or other encumbrance or charge on any material assets or properties, tangible or intangible, other than liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not materially adversely affect the business or financial condition of Reading or Reading Entertainment; or waived any rights of material value or cancelled any material debts or claims;

              (e) entered into any material contract or commitment other than contracts or commitments made in the ordinary course of business or pursuant to or in connection with this Agreement or the Reorganization;

              (f) made or suffered any material amendment, modification or termination of any material contract, commitment or obligation to which Reading is a party;

                                      7.

              (g) borrowed or loaned any money other than pursuant to agreements disclosed in the Reading SEC Reports;

              (h)   changed its method of accounting; or

              (i) agreed, whether in writing or otherwise, to take any action described in this Section 3.5.

       3.6    Approvals. No consent, approval, order or authorization of, or
              ---------
registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Reading and Reading Entertainment or the consummation by Reading or Reading Entertainment of the transactions contemplated hereby, except as contemplated by Article 6 of this Agreement.

       3.7    Litigation. Except as set forth in the Reading SEC Reports, there
              ----------
are no actions, suits or proceedings or investigations pending at law or in equity in any court or before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or, to the knowledge of Reading, threatened against or affecting it which, if adversely determined would be reasonably likely to materially and adversely affect the business, operations or financial condition of Reading or Reading Entertainment.

       3.8    Regulatory Compliance.  Except as set forth in the Reading SEC
              ---------------------
Reports, each of Reading and Reading Entertainment is in substantial compliance with all material federal, state, local and foreign laws and regulations applicable to it, including, without limitation, environmental laws.

       3.9    Brokers.  All negotiations relating to this Agreement and the
              -------
transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of either Reading or Reading Entertainment who has or may have a valid claim against any of the parties to this Agreement for any broker's or finder's fee or similar compensation, other than such fee as may be payable by Reading to Berwind Financial Group, L.P., the financial advisor to the Independent Committee of the Board of Directors of Reading.

       3.10   Accuracy of Information Furnished. The certificates, statements,
              ---------------------------------
and other information furnished to Craig, CMI, Citadel and CAC in writing by or on behalf of Reading or Reading Entertainment in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to any financial projections contained in such information other than that any such financial projections were prepared in good faith based upon assumptions that Reading believes are reasonable.

       3.11   Investment Representation.  Reading Entertainment represents and
              -------------------------
warrants to Craig and CMI that the shares of Stater Preferred Stock and Citadel Preferred Stock to be received by Reading Entertainment pursuant to Sections 2.1 and 2.2 hereof and any shares of Citadel Common Stock received upon conversion, if any, of the Citadel Preferred Stock are being or will be acquired for investment and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in or

                                      8.

otherwise distributing the same in a transaction which would result in a violation of the Securities Act. Reading Entertainment and Reading further represent that there is no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the shares of Stater Preferred Stock or Citadel Preferred Stock being acquired pursuant to Sections 2.1 and 2.2 hereof. Reading Entertainment understands that the shares being acquired by it as described above have not been registered under the Securities Act on the ground that the exchange provided for in this Agreement and the issuance of securities are exempt pursuant to Sections 4(1) and 4(2) of the Securities Act, and that Craig's and CMI's reliance on such exemption is predicated on the representations set forth herein. Each certificate representing the Stater Preferred Stock and the Citadel Preferred Stock and any shares of Citadel Common Stock issued upon conversion of shares of the Citadel Preferred Stock may be endorsed with the following legend:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES AT OF 1933 (THE "ACT") OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Reading Entertainment understands that Stater and/or Citadel may instruct their transfer agent not to register the transfer of any of its securities unless the transfer is under conditions which do not violate the Securities Act.

       3.12   Title to Assets. Upon consummation of the exchange contemplated by
              ---------------
Section 2.1 of this Agreement, Reading will own and have, and at the Closing will deliver to Citadel, to the extent received from Craig, good and marketable title to its interest in the Citadel Preferred Stock being transferred hereunder, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, other than the provisions of the Original Citadel Certificate of Designation.


       3.13   Further Investment Representation. Reading Entertainment
              ---------------------------------
represents and warrants to Citadel that the shares of Series B Citadel Preferred Stock to be received by it pursuant to Section 2.4 hereof and any shares of Citadel Common Stock received upon conversion of said shares of Series B Citadel Preferred Stock are being or will be acquired for investment and not with a view to the sale or distribution of any part thereof, and that Reading Entertainment has no present intention of selling, granting participation in or otherwise distributing the same in a transaction which would result in a violation of the Securities Act. Reading Entertainment further represents that it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the shares of Series B Citadel Preferred Stock being acquired pursuant to Section 2.4 hereof. Reading Entertainment understands that the shares of Series B Citadel Preferred Stock being acquired hereunder and the shares of Citadel Common Stock received upon any conversion of the Series B Citadel Preferred Stock have not been and will not be registered under the Securities Act on the ground that the exchange provided for in this Agreement and the issuance of such securities are exempt pursuant to Section 4(2) of the Securities Act, and that Citadel's reliance on such exemption is predicated on the

                                      9.

representations set forth herein. Each certificate representing the Series B Citadel Preferred Stock and any shares of Citadel Common Stock issued upon conversion of shares of Series B Citadel Preferred Stock may be endorsed with the following legend:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Citadel may also instruct its transfer agent not to register the transfer of any securities unless the conditions specified in the foregoing legend are satisfied.

4.     REPRESENTATIONS AND WARRANTIES OF CRAIG AND CMI

       Craig and CMI hereby jointly and severally represent and warrant to Reading, Reading Entertainment, Citadel and CAC as follows:

       4.1    Organization and Authorization. Craig and CMI are corporations
              ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and California, respectively, and each has the full corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted. Craig and CMI are each duly qualified to do business and are in good standing in each jurisdiction in which the nature of its or their business or character of its or their properties requires such qualification and where the failure to be so qualified would materially and adversely affect either corporation or its or their business, properties or rights. Craig and CMI have each delivered to Reading and Reading Entertainment complete and correct copies of their Certificate of Incorporation and Articles of Incorporation, respectively, and their By-Laws, as amended and in effect on the date of this Agreement. Craig and CMI each have all requisite corporate power to execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by Craig and CMI, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by the Boards of Directors of Craig and CMI and the shareholder of CMI, and no shareholder approval of Craig is required. Neither Craig nor CMI is an "investment company" as defined in the Investment Company Act of 1940, as amended. This Agreement has been duly executed and delivered by Craig and CMI and constitutes a valid and binding agreement of Craig and CMI, enforceable in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, rehabilitation, moratorium and similar laws now or hereafter in effect relating to creditor's rights generally or by general equitable principles.

       4.2    Non-Contravention. The execution and delivery of this Agreement do
              -----------------
not and the consummation of the transactions contemplated hereby will not (a) violate the Articles of Incorporation or By-Laws of CMI or the Certificate of Incorporation or By-Laws of Craig, (b) violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any material obligation under any mortgage, lease, agreement, license or instrument, or any order, arbitration award, judgment or decree, to which Craig or CMI is a party or by which either is bound, (c)

                                      10.

result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance on any property of Craig or CMI, or (d) to the knowledge of either Craig or CMI, violate or conflict with any law, ordinance or rule to which either is subject.

       4.3    Approvals. No consent, approval, order or authorization of, or
              ---------
registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Craig and CMI or the consummation by Craig or CMI of the transactions contemplated hereby.

       4.4    Interest in Reading International. Craig owns a membership
              ---------------------------------
interest in Reading International entitling it to a 50% allocable share in the net profits, net losses and similar items and in distributions from Reading International. Craig's interest in Reading International is as set forth in
(i) the Limited Liability Company Agreement (the "LLC Agreement") entered into as of November 9, 1995 between Craig and Reading Investment, which LLC Agreement is in full force and effect and has not been modified or amended, and (ii) the RC Revocable Trust dated as of November 9, 1995 between Craig, Reading Investment and CMI as the trustee relating to rights upon the liquidation of Reading International, which agreement is in full force and effect and has not been modified or amended.

       4.5    Title to Assets. Craig owns and has, and Reading Entertainment
              ---------------
will receive, good and marketable title to its interest in Reading International and the Citadel Preferred Stock being transferred hereunder, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, other than the provisions of the LLC Agreement with respect to the interest in Reading International and the provisions of the Original Citadel Certificate of Designation and the Stock Purchase and Sale Agreement dated as of March 27, 1996 by and between Craig and Reading Holdings, Inc. with respect to the Citadel Preferred Stock. CMI owns and has, and Reading Entertainment will receive, good and marketable title to the Stater Preferred Stock being transferred to Reading Entertainment pursuant to Section 2.2 hereof, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except for the provisions and restrictions set forth in the Option Agreement described in Section 8.3(e) of this Agreement.

       4.6    Accuracy of Information Furnished. The certificates, statements,
              ---------------------------------
and other information furnished to Reading and Reading Entertainment in writing by or on behalf of Craig or CMI in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to any financial projections contained in such information other than that any such financial projections were prepared in good faith based upon assumptions that Craig believes are reasonable.

       4.7    Securities Law Compliance. None of the information supplied by
              -------------------------
Craig or CMI in writing for inclusion in the Proxy Statement, the Registration Statement or the Prospectus, or any amendments thereof or supplements thereto, at the time of mailing of such Proxy Statement or such amendments or supplements, at the time of any meeting of shareholders to be held in connection herewith, at the time the Registration Statement becomes effective and at the mailing of the Proxy Statement and the Prospectus, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                      11.

       4.8    Brokers.  All negotiations relating to this Agreement and the
              -------
transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of Craig or CMI who has or may have a valid claim against any of the parties to this Agreement for any broker's or finder's fee or similar compensation, other than such fee as may be payable by Craig to Houlihan Lokey Howard & Zukin, the financial advisor to the Independent Committee of the Board of Directors of Craig.

       4.9    Stater Financial Condition. To the best knowledge of Craig and
              --------------------------
CMI, there has been no material adverse change in the financial condition of Stater from that reflected in its audited financial statements for the year ended September 24, 1995.

       4.10   Investment Representation. Craig and CMI each represent and
              -------------------------
warrant to Reading Entertainment that the shares of Reading Entertainment Common Stock and Reading Entertainment Series B Preferred Stock to be received by them pursuant to Sections 2.1 and 2.2 hereof and any shares of Reading Entertainment Common Stock received upon conversion of said shares of Reading Entertainment Series B Preferred Stock are being or will be acquired for investment and not with a view to the sale or distribution of any part thereof, and that neither has any present intention of selling, granting participation in or otherwise distributing the same in a transaction which would result in a violation of the Securities Act. Craig and CMI further represent that neither has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the shares of Reading Entertainment Common Stock and Reading Entertainment Series B Preferred Stock being acquired pursuant to Sections 2.1 and 2.2 hereof. Craig and CMI understand that the shares of Reading Entertainment Common Stock and Reading Entertainment Series B Preferred Stock being acquired hereunder and the shares of Reading Entertainment Common Stock received upon any conversion of the Reading Entertainment Series B Preferred Stock have not been and will not be registered under the Securities Act on the ground that the exchange provided for in this Agreement and the issuance of such securities are exempt pursuant to
Section 4(2) of the Securities Act, and that Reading Entertainment's reliance on such exemption is predicated on the representations set forth herein. Each certificate representing the Reading Entertainment Common Stock and Reading Entertainment Series B Preferred Stock and any shares of Reading Entertainment Common Stock issued upon conversion of shares of Reading Entertainment Series B Preferred Stock may be endorsed with the following legend:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Reading Entertainment may also instruct its transfer agent not to register the transfer of any securities unless the conditions specified in the foregoing legend are satisfied.

       4.11   CMI.  Craig has no present intention to liquidate CMI or to sell,
              ---
transfer or assign its ownership interest in CMI, nor to cause CMI to sell, transfer or assign any of the Reading Entertainment Common Stock or Reading Entertainment Series B Preferred Stock to be received by CMI pursuant to this Agreement. CMI has no present intention to liquidate or

                                      12.

to sell, transfer or assign any of the Reading Entertainment Common Stock or Reading Entertainment Series B Preferred Stock to be received pursuant to this Agreement.

5.     REPRESENTATIONS AND WARRANTIES OF CITADEL AND CAC

       Citadel and CAC hereby jointly and severally represent and warrant to Reading, Reading Entertainment, Craig and CMI as follows:

       5.1    Organization and Authorization.  CAC and Citadel are corporations
              ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has the corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted. CAC and Citadel are each duly qualified to do business and are in good standing in each jurisdiction in which the nature of its or their business or character of its or their properties requires such qualification and where the failure to be so qualified would materially and adversely affect CAC or Citadel or its or their business, properties or rights. CAC and Citadel have each delivered to Reading and Reading Entertainment complete and correct copies of their Certificates of Incorporation and By-Laws, as amended and in effect on the date of this Agreement. CAC and Citadel have all requisite corporate power to execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by CAC and Citadel, and the consummation by CAC and Citadel of the transactions contemplated hereby, have been duly authorized by the Board of Directors of CAC and Citadel, and, except as may be required with respect to an exercise by Citadel of the Asset Put, no approval of Citadel or CAC shareholders is required. This Agreement has been duly executed and delivered by CAC and Citadel and constitutes a valid and binding agreement of CAC and Citadel, enforceable in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, rehabilitation, moratorium and similar laws now or hereafter in effect relating to creditor's rights generally or by general equitable principles.

       5.2    Non-Contravention. The execution and delivery of this Agreement do
              -----------------
not and the consummation of the transactions contemplated hereby will not
(a) violate the Certificate of Incorporation or By-Laws of either CAC or Citadel, (b) violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any material obligation under any mortgage, lease, agreement, license or instrument, or any order, arbitration award, judgment or decree, to which CAC or Citadel is a party or by which it is bound,
(c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance on any property of CAC or Citadel, or (d) to the knowledge of either Citadel or CAC, violate or conflict with any law, ordinance or rule to which either is subject.

       5.3    Approvals.  No consent, approval, order or authorization of, or
              ---------
registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by CAC or Citadel or the consummation by CAC or Citadel of the transactions contemplated hereby, except as may be required with respect to an exercise by Citadel of the Asset Put.

       5.4    Accuracy of Information Furnished. The certificates, statements,
              ---------------------------------
and other information furnished to Reading and Reading Entertainment in writing by or on behalf of CAC or Citadel in connection with the transactions contemplated hereby, do not contain any

                                      13.

untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to any financial projections contained in such information other than that any such financial projections were prepared in good faith based upon assumptions that Citadel believes are reasonable.

       5.5    Securities Law Compliance. None of the information supplied by CAC
              -------------------------
or Citadel in writing for inclusion in the Proxy Statement, the Registration Statement or the Prospectus, or any amendments thereof or supplements thereto, at the time of mailing of such Proxy Statement or such amendments or supplements, at the time of any meeting of stockholders to be held in connection herewith, at the time the Registration Statement becomes effective and at the mailing of the Proxy Statement and the Prospectus, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

       5.6    Brokers. All negotiations relating to this Agreement and the
              -------
transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of CAC or Citadel who has or may have a valid claim against any of the parties to this Agreement for any broker's or finder's fee or similar compensation, other than such fee as may be payable by Citadel or CAC to Crowell, Weedon & Co., the financial advisor to the Independent Committee of the Board of Directors of Citadel.

       5.7    Investment Representation.  CAC represents and warrants to Reading
              -------------------------
Entertainment that the shares of Reading Entertainment Series A Preferred Stock to be received by CAC pursuant to Section 2.3 hereof and any shares of Reading Entertainment Common Stock received upon conversion of said shares are being or will be acquired for investment and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in or otherwise distributing the same in a transaction which would result in a violation of the Securities Act. Citadel and CAC further represent that there is no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the shares of Reading Entertainment Series A Preferred Stock being acquired pursuant to Section 2.3 hereof. CAC understands that the shares being acquired by it hereunder and the shares of Reading Entertainment Common Stock received upon any conversion thereof have not been and will not be registered under the Securities Act on the ground that the exchange provided for in this Agreement and the issuance of such securities are exempt pursuant to
Section 4(2) of the Securities Act, and that Reading Entertainment's reliance on such exemption is predicated on the representations set forth herein. Each certificate representing the Reading Entertainment Series A Preferred Stock and any shares of Reading Entertainment Common Stock issued upon conversion of shares of Reading Entertainment Series A Preferred Stock may be endorsed with the following legend:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                                      14.

Reading Entertainment may also instruct its transfer agent not to register the transfer of any securities unless the conditions specified in the foregoing legend are satisfied.

       5.8    Independent Continuing Directors.  As of the date hereof and the
              --------------------------------
Closing Date, CAC has and will have not less than two Independent Continuing Directors (as defined in Article IX of the Certificate of Incorporation of CAC).

       5.9    Capital Stock. The shares of Series B Citadel Preferred Stock to
              -------------
be issued pursuant to this Agreement have been duly authorized, and, when issued and paid for pursuant to the terms hereof, will be validly issued, fully paid and non-assessable and will be entitled to all the rights, preferences and privileges set forth in the Certificate of Designation of the Series B 3% Cumulative Voting Convertible Preferred Stock of Citadel Holding Corporation (the "Citadel Certificate of Designation"), attached as Exhibit 5.9 hereto. The shares of common stock of Citadel issuable upon conversion of the Series B Citadel Preferred Stock have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered on such conversion in accordance with the terms of the Citadel Certificate of Designation, will be validly issued, fully paid and non-assessable. The form of certificates representing the shares of Series B Citadel Preferred Stock to be issued pursuant to this Agreement will comply with the Delaware General Corporation Law, as amended. All corporate action required to be taken for the authorization and issuance of the Series B Citadel Preferred Stock to be issued pursuant to the Agreement has been duly and validly taken. At or prior to the Closing, the Citadel Certificate of Designation will have been filed with the Secretary of State of the State of Delaware.

6.     SHAREHOLDER APPROVAL; PROXY AND REGISTRATION FILINGS

       6.1    Shareholder Approval. A meeting of the shareholders of Reading
              --------------------
(the "Reading Shareholders") shall be held in accordance with the laws of the State of Pennsylvania on or before November 30, 1996 (or such later date or dates as may be approved by the Boards of Directors of all of the parties to this Agreement) to, among other things, consider and act upon the Exchange and the Reorganization.

       6.2    Proxy Statement and Registration Statement.
              ------------------------------------------

              (a) Reading has prepared and filed with the SEC a Proxy Statement and related proxy material meeting the requirements of Regulation 14A of the Securities Exchange Act to be mailed to shareholders in connection with the meeting of the Reading Shareholders (the "Proxy Statement") referred to above, and Reading shall use its commercially reasonable efforts to clear these materials with the SEC and mail said materials to the Reading Shareholders on or before October 21, 1996, or as soon as practicable thereafter. Reading further covenants that the Proxy Statement at the time of mailing to the Reading Shareholders and at the time of the meeting of shareholders held to approve the Reorganization and Exchange will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act.

              (b) Craig, CMI, Citadel and CAC shall furnish in writing for inclusion in the Proxy Statement and the Registration Statement, described below, such information as may

                                      15.

be reasonably necessary to comply with the provisions of the Securities Act and the Securities Exchange Act and the rules and regulations thereunder and shall have been requested in writing by Reading.

              (c) Reading shall prepare a registration statement (the "Registration Statement") including a form of prospectus (the "Prospectus") and one or more amendments thereto, on Form S-4 or other appropriate form covering the shares of Reading Entertainment Common Stock to be issued pursuant to the Reorganization and shall use its commercially reasonable efforts to cause the Registration Statement to become effective on or before October 21, 1996, or as soon as practicable thereafter. Reading shall deliver to Craig, CMI, Citadel and CAC copies of the Registration Statement and each amendment thereto filed or proposed to be filed (and of each related preliminary prospectus). The Registration Statement and the Prospectus, as amended at the time the Registration Statement becomes effective, are herein called the "Registration Statement" and the "Prospectus." Reading shall advise Craig, CMI, Citadel and CAC and shall confirm in writing (i) when the Registration Statement or any post-effective amendment thereto shall have become effective and when any amendment of or supplement to the Prospectus is filed with the SEC, (ii) when the SEC shall make a request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, relating solely to the Reorganization or Exchange, and (iii) of the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement, and shall use its commercially reasonable efforts to prevent the issuance of a stop order and, if such order shall be issued, to obtain the withdrawal thereof at the earliest possible time. Reading represents and warrants to Craig, CMI, Citadel and CAC that the Registration Statement and the Prospectus (including the information therein provided by Reading) and any other amendments and supplements thereto, will, when they become effective, conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Reading makes no representation or warranty as to statements or omissions therein supplied by Craig, CMI, Citadel and CAC.

              (d) If, at any time prior to the Closing Date, it shall be necessary to amend or supplement the Proxy Statement or the Registration Statement to correct any statement or omission with respect to Reading, Reading Entertainment, Craig, CMI, Citadel or CAC in order to comply with any applicable legal requirements, the appropriate party to this Agreement shall supply in writing the necessary information to Reading. To the extent necessary to comply with applicable legal requirements, Reading shall amend or supplement the Proxy Statement and amend or supplement the Registration Statement and Prospectus.

7.  COVENANTS

       7.1    Covenants of Craig, CMI, Citadel and CAC.
              ----------------------------------------

              (a) Craig, CMI, Citadel and CAC each hereby covenant and agree that from the date of this Agreement until the Closing Date (or until the items referred to have either been accomplished or, in good faith, abandoned), except with the prior written consent of Reading, it:

                                      16.

                       (i) shall use its commercially reasonable efforts to promptly furnish such information to Reading or Reading Entertainment as shall be necessary for Reading to comply with all filing and regulatory requirements imposed on Reading or Reading Entertainment with respect to the Exchange and the Reorganization; and

                       (ii) with respect to Craig and CMI, will not transfer, pledge, encumber or allow a mortgage, lien or other charge to be placed upon any of the assets to be transferred to Reading Entertainment pursuant to Section 2.1 or 2.2 hereunder.

              (b) Subject to the terms of this Agreement, Craig agrees to vote all shares of its Reading Class A Common Stock in favor of the Reorganization and Exchange at the meeting of Reading Shareholders held to consider the same.

              (c) Citadel hereby covenants and agrees that, so long as the provisions of Article IX of the Certificate of Incorporation of CAC remain applicable in accordance with their terms, Citadel (i) shall use its commercially reasonable efforts to ensure that CAC at all times has at least one Independent Continuing Director (as defined in such Article IX), and (ii) shall not and shall not permit any of its subsidiaries to cause a "short-form" merger of CAC into Citadel or any subsidiary of Citadel, or otherwise take any action which, if taken by CAC, would violate the provisions of such Article IX.

              (d) Craig covenants and agrees that at the Closing it will transfer and assign to Reading Entertainment all of Craig's rights, and Reading Entertainment covenants and agrees that it will assume all of Craig's obligations, under the Preferred Stock Purchase Agreement entered into on November 10, 1994. Citadel consents to such transfer, assumption and assignment and agrees that the provisions of such Preferred Stock Purchase Agreement shall apply to the Series B Citadel Preferred Stock (and the shares of Citadel Common Stock issuable upon conversion of the Series B Citadel Preferred Stock) as if such shares were the "Shares" as defined in such Preferred Stock Purchase Agreement.

       7.2    Covenants of Reading and Reading Entertainment.
              ----------------------------------------------

              (a) Reading and Reading Entertainment hereby covenant and agree that from the date of this Agreement until the Closing Date, except with the prior written consent of Craig, CMI, Citadel and CAC, which will not be unreasonably withheld or delayed, it:

                       (i) shall use its commercially reasonable efforts to comply with all filing and regulatory requirements which may be imposed on Reading and Reading Entertainment with respect to the Exchange and the Reorganization, including the filing with the SEC of the Proxy Statement and the Registration Statement;

                       (ii) shall use its commercially reasonable efforts to obtain any consent, authorization or approval of, any governmental authority or agency or other third party required to be obtained in connection with the Exchange and the Reorganization or the taking of any action in connection with the consummation thereof; and

                       (iii) use its commercially efforts to consummate the Reorganization and hold a meeting of Reading Shareholders to approve the Reorganization and the Exchange.

                                      17.

              (b) Reading and Reading Entertainment hereby covenant and agree that prior to the Closing, the Reading Entertainment Common Stock issuable upon conversion of the Reading Entertainment Series A and Series B Preferred Stock shall have been reserved for issuance by Reading Entertainment out of its authorized but unissued shares of Common Stock and the Reading Entertainment Common Stock issuable upon such conversion and the Reading Entertainment Common Stock being issued pursuant to Section 2.1 and 2.2 hereof shall have been approved for listing on NASDAQ National Market as well as any stock exchange where Reading Entertainment Common Stock may be listed, subject to official notice of issuance.

       7.3   Access.  From the date of this Agreement to the Closing Date,
             ------
Reading shall afford to Craig, CMI, Citadel and CAC and to the officers and authorized representatives of each such entity (including, without limitation, counsel, financial advisors and independent accountants) reasonable access to its properties, personnel, books and records at such reasonable times and in such manner as not to disrupt normal business operations; and the officers of Reading will furnish such officers and representatives with such additional financial and operating data and other information as to its business and properties as may be reasonably requested. Likewise Craig shall afford to Reading, Citadel and CAC and to the authorized representatives of each such entity (including without limitation, counsel, financial advisors and independent accountants) reasonable access to all information held by Craig with respect to Stater. Each of the parties hereto shall insure that all confidential information which such party or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may receive under this Section 7.3 or pursuant to Section 6.2(c)(ii) shall be kept confidential and not published, disclosed, or made accessible by any of them to any other person, except the persons referred to in this sentence who are advised of and agree to maintain the confidential nature of such information; provided, however, that the restrictions of this sentence shall not apply as may otherwise be required by law, as may be necessary or appropriate in connection with the enforcement of this Agreement, or to the extent such information shall have otherwise become publicly available.

       7.4   Citadel Contributions.  Prior to the Closing, Citadel agrees to
             ---------------------
contribute $7.0 million to the capital of CAC to enable CAC to complete the transfer described in Section 2.3 of this Agreement.

8.     CONDITIONS

       8.1    Conditions Precedent to the Obligations of All Parties.
              ------------------------------------------------------
Notwithstanding any other provision of this Agreement, the obligations of the parties to effect the Exchange shall be subject to the fulfillment, as of the Closing, of each of the following conditions (unless waived by the written consent of the parties hereto):

              (a) the Exchange and the Reorganization shall have been validly approved and adopted by the affirmative vote of the holders of at least a majority of the votes cast by the holders of the issued and outstanding shares of Reading Class A Common Stock and Reading Common Stock, voting together as a single class, at a duly called and held meeting of the Reading Shareholders at which a quorum is present, and the Reorganization shall have been consummated;

                                      18.

              (b) all permits, approvals and consents of any governmental body or agency or other third party necessary or appropriate for consummation of the Exchange and the Reorganization shall have been obtained;

              (c) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings for that purpose instituted by the SEC; the Reading Entertainment Common Stock issuable upon conversion of the Reading Entertainment Series A and Series B Preferred Stock shall have been reserved for issuance by Reading Entertainment out of its authorized but unissued shares of Common Stock and the Reading Entertainment Common Stock issuable upon such conversion and the Reading Entertainment Common Stock being issued pursuant to Section 2.1 and 2.2 hereof shall have been approved for listing on NASDAQ National Market as well as any stock exchange where Reading Entertainment Common Stock may be listed, subject to official notice of issuance;

              (d) there shall not be in effect an order or decision of a court of competent jurisdiction or a governmental agency or authority which prevents, or would materially alter the terms of, the Exchange or the Reorganization;

              (e) there shall not be any action or proceeding commenced by or before any governmental agency or authority or threatened by any governmental agency or authority that enjoins, restrains or prohibits or seeks to enjoin, restrain or prohibit the Exchange or the Reorganization;

              (f) the requirement to close the transfers described in Sections 2.1, 2.2, 2.3 and 2.4 of this Agreement are conditioned on all such transfers closing simultaneously;

              (g) Reading and Reading Entertainment shall have received, on or prior to the mailing date of the Proxy Statement, an opinion reasonably satisfactory to them from Berwind Financial Group, L.P. to the effect that the Exchange is fair from a financial point of view to Reading and Reading Entertainment and said opinion shall not have been withdrawn or modified in a manner which is not reasonably satisfactory to Reading or Reading Entertainment; and

              (h) the holders of Reading's Class A Common Stock shall not have had any dissenter's rights under Pennsylvania law in connection with the Reorganization.

       8.2   Additional Conditions Precedent to the Obligations of Reading and
             -----------------------------------------------------------------
Reading Entertainment.  In addition to the conditions contained in Section 8.1,
---------------------
the obligations of Reading and Reading Entertainment to effect the Exchange shall also be subject to the fulfillment as of the Closing Date of each of the following conditions (unless waived in writing by Reading and Reading Entertainment):

              (a) the representations and warranties of Craig, CMI, Citadel and CAC contained in Section 4 and 5, respectively, shall be true in all material respects at and as of the date hereof and as of the Closing Date as if made at and as of the Closing Date; Craig, CMI, Citadel and CAC shall have each duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or

                                      19.

complied with by them prior to or on the Closing Date; and each of Craig, CMI, Citadel and CAC shall have delivered to Reading and Reading Entertainment a certificate dated the Closing Date and signed by its President or its Chief Financial Officer to the effect set forth in this subparagraph.

              (b) Reading and Reading Entertainment shall have received an opinion letter from Troy & Gould Professional Corporation, counsel to Craig and CMI, dated the Closing Date, substantially in the form previously delivered to counsel to Reading.

              (c) Reading and Reading Entertainment shall have received an opinion letter from Gibson, Dunn & Crutcher, special counsel to CAC, and Citadel, dated the Closing Date, substantially in the form previously delivered to counsel to Reading. Reading and Reading Entertainment shall have received an opinion letter from its counsel, Duane, Morris & Heckscher, dated the Closing Date, substantially in the form of the draft dated the date hereof, previously delivered to Reading.

              (d) All necessary corporation action on the part of the directors of Craig, CMI, Citadel and CAC in connection with the transactions contemplated in this Agreement shall have been duly and validly taken.

              (e) From the date hereof, there shall have been no material adverse change in the assets, business, financial condition or results of operations of Stater and its subsidiaries, taken as a whole, or Citadel and its subsidiaries, taken as a whole.

              (f) The consummation of the Exchange and the Reorganization shall not result in a "change of control" under the Code such that there would be a material adverse impact on the net operating loss carryforwards of Reading or Reading Entertainment.

              (g) The Stater Stockholders Agreement, as amended, shall have been terminated.

       8.3   Additional Conditions Precedent to the Obligations of Craig and
             ---------------------------------------------------------------
CMI. In addition to the conditions contained in Section 8.1, the obligations of
---
Craig and CMI to effect the Exchange shall also be subject to the fulfillment at the Closing Date of each of the following conditions (unless waived in writing by Craig and CMI):

              (a) the representations and warranties of Reading and Reading Entertainment contained in Section 3 and the representations and warranties of Citadel and CAC contained in Section 5 shall be true in all material respects at and as of the date hereof and as of the Closing Date as if made at and as of the Closing Date; Reading, Reading Entertainment, Citadel and CAC shall each have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date; and Reading, Reading Entertainment, Citadel and CAC shall have each delivered to Craig and CMI a certificate dated the Closing Date and signed by its President or Chief Financial Officer to the respective effect set forth in this subparagraph;

              (b) Craig and CMI shall have received an opinion letter from Duane, Morris & Heckscher, counsel to Reading and Reading Entertainment, dated the Closing Date,

                                      20.

substantially in the form previously delivered to counsel to Craig. Craig and CMI shall have received an opinion letter from Duane, Morris & Heckscher, dated the Closing Date, substantially in the form of the draft dated the date hereof, previously delivered to counsel to Craig.

              (c) All necessary corporate action on the part of the directors and shareholders of Reading and the directors of Reading Entertainment and Reading Entertainment Subsidiary and the directors and shareholder of CAC in connection with the transactions contemplated in this Agreement shall have been taken by the Closing.

              (d) From the date hereof, there shall have been no material adverse change in the assets, business, financial condition or results of operations of Reading or Reading Entertainment and its or their subsidiaries, taken as a whole.

              (e) Reading Entertainment shall have delivered to CMI its agreement to be bound by the provisions of Article I and II of that Option Agreement entered into as of September 3, 1993 by and among Stater, Craig and CMI with respect to the Stater Preferred Stock.

              (f) Immediately prior to the Closing, Reading International and Reading Investment shall have terminated any and all obligations of Craig and CMI under that Amended and Restated Capital Funding Agreement entered into as of March 8, 1996 by and among Craig, Reading Investment and CMI, and Reading Holdings shall have terminated all of its rights with respect to the Warrant Purchase Option set forth in Section 3.1 and the Preferred Purchase Option set forth in Section 2.1 of the Stock Purchase and Sale Agreement entered into as of March 27, 1996 by and between Craig and Reading Holdings.

              (g) The opinion of the law firm of Morris, Nichols, Arsht & Tunnell that no approval of the shareholders of Craig is required under Delaware law in connection with the Exchange shall have been reissued and dated as of the Closing Date and shall not have been modified in a manner not reasonably satisfactory to legal counsel for Craig.

              (h) The opinion of Duane, Morris & Heckscher dated as of the date of this Agreement, and delivered to Craig and CMI shall have been reissued and dated as of the Closing Date and shall not have been modified in a manner not reasonably satisfactory to legal counsel for Craig.

              (i) The fairness opinion of Houlihan Lokey Howard & Zukin addressed to the Board of Directors of Craig and dated as of the date of this Agreement shall not have been withdrawn or modified in a manner not reasonably satisfactory to Craig.

              (j) The total shareholders' equity of Reading as reflected in financial statements set forth in the Form 10-Q filed with the SEC for the quarter ended closest to the Closing shall not be less than $66,218,000.

       8.4    Additional Conditions Precedent to the Obligations of CAC and
              -------------------------------------------------------------
Citadel.  In addition to the conditions contained in Section 8.1, the
-------
obligations of CAC and Citadel to effect the Exchange shall also be subject to the fulfillment at the Closing Date of each of the following conditions (unless waived in writing by CAC and Citadel):

                                      21.

              (a) the representations and warranties of Reading and Reading Entertainment contained in Section 3 and the representations of Craig and CMI contained in Section 4 shall be true in all material respects at and as of the date hereof and as of the Closing Date as if made at and as of the Closing Date; each of Reading, Reading Entertainment, Craig and CMI shall each have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date; and each of Reading, Reading Entertainment, Craig and CMI shall have delivered to CAC and Citadel a certificate dated the Closing Date and signed by its President or Chief Financial Officer to the respective effect set forth in this subparagraph.

              (b) CAC and Citadel shall have received an opinion letter from Duane, Morris & Heckscher, counsel to Reading and Reading Entertainment, dated the Closing Date, substantially in the form of the draft previously delivered to counsel to Citadel. CAC and Citadel shall have received an opinion letter from Duane, Morris & Heckscher, dated the Closing Date, substantially in the form of the draft dated the date hereof previously delivered to counsel to Citadel.

              (c) All necessary corporate action on the part of the directors and shareholders of Reading and the directors of Reading Entertainment and Reading Entertainment Subsidiary and the directors of Craig and CMI in connection with the transactions contemplated in this Agreement shall have been taken by the Closing.

              (d) From the date hereof, there shall have been no material adverse change in the assets, business, financial condition, or results of operations of Reading or Reading Entertainment and its or their subsidiaries, taken as a whole.

              (e) Each of Reading Entertainment and Craig shall have executed and delivered to Citadel and CAC an Asset Put and Registration Rights Agreement substantially in the form attached hereto as Exhibit 8.4(e) (the "Option Agreement").

              (f) The fairness opinion of Crowell, Weedon & Co. addressed to the Board of Directors of Citadel and dated as of the date of this Agreement shall not have been withdrawn or modified in a manner not reasonably satisfactory to Citadel.

              (g) The opinion of Duane, Morris & Heckscher dated as of the date of this Agreement and delivered to Citadel and CAC shall have been reissued and dated as of the Closing Date and shall not have been modified in a manner not reasonably satisfactory to legal counsel for Citadel.

              (h) The total shareholders' equity of Reading as reflected in financial statements set forth in the Form 10-Q filed with the SEC for the quarter ended closest to the Company shall not be less than $66,218,000.

                                      22.

9.     TERMINATION

       9.1    Termination. This Agreement may be terminated at any time prior to
              -----------
the Closing Date, whether before or after approval by the Reading Shareholders;

              (a) by mutual consent of the respective Boards of Directors of Reading, Reading Entertainment, Craig, CMI, Citadel and CAC;

              (b) by any of the respective Boards of Directors of Reading, Craig, CMI, and Citadel if the Exchange and the Reorganization shall not have been consummated on or before December 31, 1996, except as a result of the wilful acts or omissions of the party (or, in the case of Reading, Citadel or Craig, its wholly owned subsidiary, or, in the case of CMI, its parent) seeking to cancel this Agreement.

       9.2    Written Notice.  In order to terminate this Agreement pursuant to
              --------------
Section 9.1, the party or parties so acting shall give written notice of such termination to the other parties.

       9.3    Effect of Termination.  In the event of the termination of this
              ---------------------
Agreement pursuant to Section 9.1, the provisions of this Agreement shall become void and have no effect, with no liability on the part of any party or its shareholders or directors or officers in respect thereof, unless such termination shall have occurred as a result of the wilful breach of this Agreement by any party hereto.

10.    GENERAL PROVISIONS

       10.1  Survival of Representations and Warranties. Other than with respect
             ------------------------------------------
to Sections 3.3, 3.11, 4.5, 4.10, 5.7 and 5.9 of this Agreement, the representations and warranties set forth in this Agreement shall survive the Closing for a period of one year. The representations and warranties set forth in Sections 3.3, 3.11, 4.5, 4.10, 5.7 and 5.9 of this Agreement shall survive in perpetuity.

       10.2   Notices.  All notices, requests, demands or other communications
              -------
required or authorized or contemplated to be given by this Agreement shall be in writing and shall be deemed to have been duly given made and received when delivered against receipt, upon receipt of a facsimile transmission, when deposited in the United States mails (first class postage prepaid) or when deposited with Federal Express, and addressed as follows:

If to Reading or
Reading Entertainment:       Reading Company
                             The Graham Building
                             One Penn Square West
                             30 South 15th Street,
                             Suite 1300
                             Philadelphia, PA  19102
                             Attn:  James A. Wunderle
                             Fax:  (215) 569-2862

         Copies to:          Duane, Morris & Heckscher

                                      23.

                             One Liberty Place
                             Philadelphia, PA  19103
                             Attn: Sheldon M. Bonovitz, Esq.
                             Fax:  (215) 979-1020
                                  and
                             Dechert Price & Rhoads
                             4000 Bell Atlantic Tower
                             1717 Arch Street
                             Philadelphia, PA  19103
                             Attn:  Henry N. Nassau, Esq.
                             Fax:  (215) 994-2222

If to Craig or CMI:          Craig Corporation
                             550 S. Hope Street,
                             Suite 1825
                             Los Angeles, CA  90071
                             Attn:  Robin Skophammer
                             Fax:  (213) 239-0548

           Copy to:          Troy & Gould Professional Corporation
                             1801 Century Park East,
                             16th Floor
                             Los Angeles, CA  90067
                             Attn:  James C. Lockwood, Esq.
                             Fax:  (310) 201-4746

If to CAC or Citadel:        Citadel Holding Corporation
                             550 S. Hope Street
                             Suite 1825
                             Los Angeles, CA  90071
                             Attn:  Steve Wesson
                             Fax:  (213) 239-0549

           Copy to:          Gibson, Dunn & Crutcher LLP
                             333 S. Grand Avenue
                             Los Angeles, CA  90071
                             Attn:  Dhiya El-Saden, Esq.
                             Fax:  (213) 229-7520

or such other address and fax number as any of the parties hereto may from time to time designate in writing, prior to the giving of such notice.

       10.3   Amendment and Waiver.  No amendment or waiver of any provision of
              --------------------
this Agreement shall in any event be effective, unless the same shall be in writing signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in a specific instance and for the specific purpose for which given, except that the parties to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained

                                      24.

in this Agreement or in any document delivered pursuant hereto, and (iii) waive compliance with any of the covenants or conditions contained in this Agreement.

       10.4   Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

       10.5   Assignability.  This Agreement shall not be assigned by any party
              -------------
without the prior written consent of all of the parties hereto. In the event of such assignment, this Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns.

       10.6   Entire Agreement.  This Agreement and the documents referred to
              ----------------
herein contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersede all prior and contemporaneous agreements and understandings whether oral or written, relating to the subject matter hereof.

       10.7   Applicable Law.  This Agreement shall be governed by and construed
              --------------
in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary.

       10.8   Headings.  The section and other headings contained in this
              --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the terms and conditions contained therein or of this Agreement.

       10.9   Costs and Expenses. Each party hereto shall bear its own costs and
              ------------------
expenses (including fees and disbursements of legal counsel) incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions provided for herein, except that Reading Entertainment agrees to reimburse Citadel and CAC, regardless of whether the Closing occurs, for their aggregate reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of legal counsel and financial advisors) related to this Agreement and the transactions contemplated hereby up to a maximum of $280,000.

                                      25.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                            READING COMPANY


                            By: /S/ JAMES A. WUNDERLE
                                --------------------------------
                                Its: Chief Operating Officer

                            READING ENTERTAINMENT, INC.


                            By: /S/ JAMES A. WUNDERLE
                                -----------------------------
                                Its: Chief Operating Officer


                            CRAIG CORPORATION


                            By: /S/ S. CRAIG TOMPKINS
                                -------------------------------
                                Its: President


                            CRAIG MANAGEMENT, INC.


                            By: /S/ S. CRAIG TOMPKINS
                                -------------------------------
                                Its: President


                            CITADEL HOLDING CORPORATION


                            By: /S/ STEVE WESSON
                                ------------------------------
                                Its: President


                            CITADEL ACQUISITION CORP., INC.


                            By: /S/ STEVE WESSON
                                -----------------------------
                                Its: President

                                      26.